Exhibit 10.80
December 31, 2017
CHUBB INA HOLDINGS INC.
UNANIMOUS CONSENT
IN LIEU OF SPECIAL MEETING OF THE
EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

The undersigned, by virtue of authority conferred in the September 12, 2011 Unanimous Consent Resolution of the Board of Directors of Chubb INA Holdings Inc., hereby consents and agrees to the following:
FOURTH AMENDMENT TO THE PENSION EXCESS BENEFIT PLAN OF THE CHUBB CORPORATION
WHEREAS, Chubb INA Holdings Inc. (the “Corporation”) maintains the Pension Excess Benefit Plan of the The Chubb Corporation (the “Plan”); and
    WHEREAS, the Corporation reserved the right to amend the Plan under Section 8.1 thereof; and
    WHEREAS, the Corporation desires to amend the Plan to modify the manner in which the Specified Employee is determined under Section 1.27.
    NOW THEREFORE, RESOLVED that by virtue and exercise of the amending power reserved to the Corporation under the Plan, the Plan shall be and hereby is, amended:
1.Effective December 31, 2016, the first paragraph of Section 1.27 is hereby amended to read:
1.27    Specified Employee
“Specified Employee” means an Employee who is a Key Employee as defined in Code Section 416(i) without regard to Code Section 416(i)(5) thereof as of the Specified Employee Determination Date. The Specified Employee Determination Date shall be December 31 of each year. The determination that an employee is a Key Employee as of Specified Determination Date shall make such employee a Specified Employee for the 12-month period commencing as of the January 15 next following the Specified Employee Determination Date.
IN WHITENESS WHEREOF, the undersigned have caused these presents to the executed on the day and year first written above.
                        CHUBB INA HOLDINGS, INC.

                        By: _____________________________